Exhibit 10.44

Deposit (Treasure) Pledge Loan Contract

Bank of Communications Co., Ltd

No: 20091216355000001

Important Notice

The Party A is advised to read carefully the entire text of this contract, especially those provisions marked with▲ ▲. Please do not hesitate to contact the Party B for explanation to any question that arises.

Party A: Fujian Province Baisha Fire Control Industrial Trading Co., Ltd

Type of Document: ID No: 350583198802010089

Place: Xi Mei Nan An City

Correspondence Address: Block 5 #6-02, Xi Mei Shunli Land, Nan An City

Zip Code Number : 362300

Communication Number: 86078820

Fax Number: 86298981

E-mail Address: baisha0315@163.com

Party B: Bank of Communications Quanzhou Branch.

Contactor:

Correspondence Address: No 550, Fengzhe Street, Quanzhou City

Whereas, the Party A has applies to the Party B for loan and provide all of fixed deposit receipts or certificate bonds as pledge, after negotiation, this Contract is entered into between the Party A and the Party B, to clarify their respective rights and obligations.

Article 1 Loan

1.1 Amount: RMB(Capitalized) FOUR MILLION AND FIVE HUNDRED THOUSAND ONLY (¥4,500,000.00)

1.2 Term of Loan: 2010 year JUNE month 13 day TO 2010 year DEC month 15 day

1.3 The loan under this Contract is used only as:

1.4 Interest Rate and the Calculation

(1) Interest Rate:          (monthly/yearly), daily interest rate= monthly interest rate/30 days or daily interest rate= annual interest rate/360 days, monthly interest= annual interest/12 months.

(2) Calculation of Interest: loan interest= daily interest= principle*monthly interest rate* number of months+ principle*daily interest rate*days

(3) The interest shall be completely paid with the principle on the maturity date.

(4) In case of an adjustment of the base interest rate made by the People’s Bank, the terms of loan still according to this contract.

1.5 When the loan amounts and loan terms under this contract is not in line with “loan certification”, it should under “loan certification”.

Article 2 Repayment of Loan

2.1 The Party A shall repay total amounts of principle and interest as at maturity date to the indicate banks.

2.2 Grace Period

The Party B will provide        days of grace period to the Party A. The Party A make payment within grace period, which be considered as pay on time to Party B.

However, if still do not make payment during grace period, the Party A should pay penalties interest from the maturity date.

▲ ▲ 2.3 The Party A shall not early repay the loan without the written consent of the Party B.

Article 3 Pledge Loan

3.1 In order to fulfill the contract, loan pledged by all of certificated of deposit (called “pledge property” in the following) that used by the Party A. Mutual person,                      (signature), all parties agree this loan contract secured by pledge property, the effect of pledge right equal to the principle of pledge and interest. Detail information of pledge property as following:

Serial number	Account number	Accounts name	Bank	Currency	Interest rate	Mature day
	355900011770000013211	Daqi Zhuang		RMB FIVE Millions	2.23%	2010/12/13
Sub Total (capitalize)

3.2 The scope of guaranty includes: financing principal, interest, penalty interest, compound interest, liquidated damages, compensation, custody expenses, lawyer’s expenses and the cost of realizing creditor’s right and right of pledge. The cost of realizing creditor’s right and right of pledge are including collection fee, arbitration fee, Preservation fee, advertising fee, executive fee, layer fee, travel fee and other fees.

3.3 Handover and Supervision of Pledged Property

(1) The Party A shall handover pledge property to Party B immediately once signed the loan contract.

(2) When pledge property lost, destroyed during the contract, Party B shall timely inform the Party A and do some properly procedures to make up pledge property, and this still kept and supervised by Party B

▲ ▲ 3.4 Realization of Right of Pledge

(1)	The Party A fails to repay loan principal and related interest under the contract, the Party B is entitled to directly deduct amounts from certificated of deposit.

(2)	If maturely date of pledge property is prior than loan contract, Party B is entitled to directly deduct amounts from certificated deposit. Party A may notice in writing that they disagree deducted by Party B before pledge property matured, hence, Party B is not allowed to deduct amount from deposit, meanwhile the Party A shall not withdrawn from this deposit.

(3)	If the maturely date of pledge property is later than the maturely date of loan contract, Party B can early deduct amounts from certificated of deposit which is used to repay the loan principle and interests.

▲ ▲ Article 4 Representations and Warranties of the Borrower

4.1 The Party A is an independent civil entity legally incorporated and existing with full capacity to enforce all the essential rights, perform in his own name all his obligations under this Contract, and undertake all his civil responsibilities.

4.2 Execution and performance of this Contract is out of the authentic intention of the Party A with all necessary consent, approval and authorization and without any defect in law.

4.3 All the documents, statements, materials and information provided by the Party A to the Party B during the execution and performance of this contract are true, accurate, complete and valid,

4.4 Party A does not reveal any information which may affect its financial condition and ability of repayment from the Lender.

4.5 Party A has an adequate dispose right of pledge property. If the pledge property is mutual obtained, the dispose right should through necessary agrees by each other.

4.6 The pledge without exist any defect in right, no freezing to stop payment, and without exist dispute, legal action or any third party’s right.

▲ ▲ Article 5 Obligations of the Party A

5.1 Party A shall use the loan as is prescribed in this contract and repay the loan principal and the related interest under this contract in accordance with the schedule, amount, and currency specified in this contract.

5.2 Party A should cooperate with the Party B in the supervision and inspection over the use of loan and provide the requested relate information in time.

5.3 Party A shall notify Party B in writing within five days if any following occurs:

(1) Party A is involved in material litigation, arbitration, or its material asset or collateral hereunder is imposed on enforcement that negative influence upon the ability to repay debts of the Party A.

(2) Party A’s, or his or her family member’s jobs or income have a material changes.

(3) Change of correspondence address, contact number or place of work of Party A.

5.4 Within the duration of right of pledge, Party A shall not donate, transfer or otherwise dispose of the pledged property under this Contract.

5.5 Within the duration of right of pledge, if the pledged property is devaluated. Party A need to provide new guaranty that accepted by Party B’s request.

▲ ▲ Article 6 Early Maturity of the Loan

Should any of the following circumstances occurs, the Party B shall have the right to withhold the loan to be granted to the Party A under this Contract, declare, at its sole discretion, partial or complete early maturity of the loan for the Party A under this Contract and demanding the Party A to promptly repay all the principal due and settle the related interest:

(1)	The representations and warranties made by Party A under Article 4 are found to be incorrect.

(2)	The Party A has violated the provision of this Contract.

(3)	Any of the matters as listed in Article 5.3 to be notified occurs and the Party B considers such event will affect the security for its creditor’s right.

(4)	Party A has legal dispute with third party, which maybe or has been imposed on enforcement measures such economic responsibility that adverse influence Party B for realization of the creditor’s right.

(5)	The Party A has suspected criminal activities.

(6)	Party A lost or partially lost the capacity for civil conduct or be announced disappear or died.

(7)	In Party A’S performance of other contracts signed with the Party B, a breaching act, such as delay in performance and fails to remedy it even after advised by the Party B.

▲ ▲ Article 7 Breach of Contract

7.1 If the Party A fails to repay the principal of the loan and the interest in full on schedule, or fails to use the loan for the purpose as specified herein, the Party B will calculate and claim the interest based on the overdue interest or penalty interest rate for the appropriated loan, and calculate and claim the compound interest on the interest overdue. Penalty interest of overdue loan payment shall float 50% up based on the agreement rate, and penalty interest of fails to use the loan shall float 100% up based on the agreement rate.

7.2 If the Party A fails to repay in full the principal of the loan and the interest in full on schedule, it shall undertake the expense of pressing for repayment, legal costs (arbitration costs), preservation cost, proclamation cost, enforcement cost, lawyer’s fee, travel expense and other expenses paid by the Party B for realization of the Creditor’s right.

7.3 If the Party A evades the supervision by the Party B, delays repayment of loan principal and interest, mala fide evades or repudiates debts, the Party B shall be entitled to publicly report such behavior to the relevant organizations and publicize through media. If the Party A delays payment more than three months (including three months), the Party B shall be entitled to disclose Party A’s name and address through media, in order to force payment made by Party A.

▲ ▲ Article 8 Agreement on Deduction

8.1 The Party A authorizes the Party B to deduct and transfer the funds in any accounts that Party A has opened with Bank of Communications to discharge the principle of the loan, interest, penalty interest, compound interest and other expenses due and payable by the Party A.

8.2 Upon deduction and transfer, the Party B shall notify the Party A of the account number, loan contract number, loan document number, deduction amount and the remaining amount of debt relating to such deduction and transfer.

8.3 If the deducted and transferred amount is insufficient for discharging all the debts of the Party A, the amount shall first be used to pay for the unpaid expenses due. The balance after paying the expenses will be first used to pay the outstanding principal and then the outstanding interest or penalty interest and compound interest.

8.4 Should the currency of the amount deducted be different from that of the loan to be repaid, such amount will be exchanged at a rate promulgated by the Bank of Communications on the deduction and transfer day.

Article 9 Dispute Resolution

Legal action at the court of jurisdiction is in the place of Party B. During the dispute period, both parties shall perform contract where is without dispute.

Article 10 Notices

10.1 In the contract, the Party A shall fill effective contact methods (including address, contact number, fax number, e-mail, etc.). Any changes of contact methods, Party A shall notice to Party B in writing and post to Party B, and this will not effect until Party B received a notice in writing form Party A.

10.2 Any notices from Party B to Party A except clear provisions in the contract, Party B has right to choose any following notice methods as he or she feels appropriate and without any response for mistake, omit or delay of transfer by post, fax, phone call, telex or other correspondence systems. Party B have many correspondence methods to choose, usually the fastest one be chose:

(1) Announcement, Party B announces on website, e-bank, phone-bank, or operations network, and the date of announcement seemed as delivered date.

(2) The day of Party A receives and sign on that is considered as delivered date when delivery by specific person.

(3) The Party B posts (including speeds, normal and Registered mail) to Party A whose address has known by Party B. Upon        days posted (maybe return back), announcement can be seemed as delivered date.

(4) Fax or other electronic correspondence methods used by Party B to Party A whose fax number and electronic correspondence address has know by Party B, the date of sending can be seemed as delivered date.

▲ ▲ Article 11 Information Disclosure And Confidentiality

11.1 The Party B has responsibility to keep information of Party A confidentiality, except for:

(1) shall disclose information by law.

(2) shall disclose information by government or judicial departments

(3) disclose to party B’s external professional consultants

(4) the Party B disclose information authorized by Party A

11.2 In the following situations, Party A agree his or her related information disclosed by Party B including but not limited ,personal information, credit transactions and others relate material and information.

(1) For the following purpose, outsourcing organization, third party supplier service, other financial institutions and other organization or individuals that Party B believe necessary, including but not limited bank of communications’ other branches or its subsidiary which disclose and be allowed to use the information and materials: 1) for developing personal loan business or develop relates personal loan business, such as enhance personal loan business of bank of communications, collect amounts owned by Party A. 2) For providing some new productions or services or further services to Party A by Party B. 3) For further maintaining, managing and improving customers relationship.

(2) The information and materials are provided to the databases of personal credit information of the people’s bank of China or to others databases of personal credit information that approved by the people’s bank of China.

(3) These information or materials are used for the purposes of analyzing credit risk and controlling or used by third party under confidentiality.

Article 12 Other Items

▲ ▲ 12.1 Party A agree the personal credit report remained by Party B because of loan application and management inquiry of after loan.

12.2 Party B has right to stop loan to Party A and both parties shall do additional agreement because of law regulations or control requirement that could make Party B breach the law if a loan released, even though loan contract has been signed but have not release our to the Party A. If both parties have not in line with agreement, Party B will stop to provide remaining loan to Party A based on contract, hence, the loan contract will be automatically terminated.

12.3 The indebtedness certificate under this contract, and the relevant documents and materials confirmed by the two parties shall form an integral part of this contract.

12.4 The Contract shall come into effect after the execution of the legal representatives (responsible person) or duly authorized representatives of the Party A and the Party B.

12.5 The contract bears two copies, each of the Party A and the Party B shall hold one copy

Article 13 Other Matter

____________________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

(There is no text in this page below.)

The Party A has read all the above provisions; the Party B has made the explanations in response to the request by the Party A; and the Party B has no objection to all the particulars.

Party A: /s/ Dasi Zhuang	Party B: /s/ Shijie Wang

legal representative or accredited representative	Responsible or authorized representative (Signature or Seal)
Date: 2009 Year 12 Month 16 Day	Date: Year Month Day